As filed with the Securities and Exchange Commission on March 22, 2022
Registration No. 333-260828

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective
Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Science 37 Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	84-4278203 (I.R.S. Employer Identification No.)
800 Park Offices Drive, Suite 3606
Research Triangle Park, NC 27709
(984) 377-3737
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christine Pellizzari
800 Park Offices Drive, Suite 3606
Research Triangle Park, NC 27709
(984) 377-3737
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ryan J. Maierson
Thomas J. Brandt
Erika L. Weinberg
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
(713) 546-7000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
This Post-Effective Amendment No. 1 shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 of Science 37 Holdings, Inc. (File No. 333-260828), initially filed on November 5, 2021 and declared effective by the Securities and Exchange Commission on January 25, 2022 (the “Registration Statement”), is being filed as an exhibit-only filing solely to file the consent of Ernst and Young LLP with respect to its report dated March 22, 2022 relating to the financial statements of Science 37 Holdings, Inc. contained in its Annual Report on Form 10-K for the year ended December 31, 2021 and included in the Prospectus Supplement No. 1 dated March 22, 2022 filed pursuant to Rule 424(b)(3), filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Part II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
(a) Exhibits.
Exhibit No.	Description
23.1*	Consent of Ernst and Young LLP (with respect toScience 37 Holdings, Inc. consolidated financialstatements).

*
Filed herewith.

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SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Research Triangle Park, State of North Carolina, on March 22, 2022.
SCIENCE 37 HOLDINGS, INC.
By:
/s/ David Coman

Title: David Coman
Name:   Chief Executive Officer
Pursuant to the requirements of the Securities Act, this post-effective amendment to the Registration Statement on form S-1 has been signed by the following persons in the capacities held on the dates indicated.
Signature	Title	Date
/s/ David Coman David Coman	Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2022
/s/ Mike Zaranek Mike Zaranek	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 22, 2022
* John W. Hubbard	Director	March 22, 2022
* Neil Tiwari	Director	March 22, 2022
* Robert Faulkner	Director	March 22, 2022
* Adam Goulburn	Director	March 22, 2022
* Bhooshitha B. De Silva	Director	March 22, 2022
* Emily Rollins	Director	March 22, 2022
*By	/s/ David Coman David Coman Attorney-in-Fact

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